Exhibit 10.7


                              PROMISSORY NOTE


$2,000.00                                             Date:  June 12th, 2008

   FOR VALUE RECEIVED, the undersigned, hereinafter referred to as "Payor", unconditionally promises to pay to the order of Jerod Edington, hereinafter referred to as "Payee or Holder", at his home located at 230 Bethany Rd. #128; Burbank, CA 91504, or at such other places as the Holder hereof may designate in writing, the principal sum of $2,000.00 with no interest, to maturity on or before December 31st, 2008. Payment of principal and any other sum due hereunder shall be made in lawful money of the United States of America.

   Upon default by Payor in the payment of the principal amount of or any other sum due in accordance with the terms of this note, the Payee, at its option, may proceed against the Payor. In the event of such default, the Payor agrees to pay all cost and expenses of collection, including reasonable attorney's fees and interest from the date of such default, on the principal amount unpaid, at the maximum rate permitted by law.

   Presentment and demand for payment, notice or dishonor, protest and notice of protest, are hereby waived by the Payor. This note (i) may not be changed, waived, discharged or terminated except by an instrument in writing signed by the party against which enforcement of such change, waiver, dischargement or termination is sought and (ii) shall be binding upon Payor, its successors, assigns and transferees and shall inure to the benefit of and be enforceable by Payee, its successors and assigns.

   This note shall be construed and governed in all respects by the laws of the state of Nevada applicable to contracts made and to be performed therein.

   If any provisions of this note are declared invalid, illegal or unenforceable, the balance of this note shall remain in full force and effect.

   IN WITNESS WHEREOF, the Payor has executed this note on the day and year first written above.


                                          /s/ Blaine Davidson
                                          -------------------
                                          Name

                                          Hydrodynex, Inc.
                                          -------------------
                                          Company

                                          CFO
                                          -------------------
                                          Title


Paid in full on July 24, 2008

/s/ Jerod Edington
-------------------

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